Exhibit 99.1

Velocity Financial, Inc. Reports
Second Quarter 2026 Results

Second Quarter Highlights

Financial Results

•
Pretax income of $35.2 million, an increase of 3.9% from $33.9 million for 2Q25. Net income of $25.2 million, a decrease of 3.2% from $26.0 million for 2Q25, mainly due to an increase in the effective tax rate in 2026. Diluted EPS of $0.64, a decrease of $0.05 from $0.69 per share for 2Q25
•
Core net income of $27.9 million, an increase of 1.4% from $27.5 million for 2Q25. Core diluted EPS of $0.71, a decrease from $0.73 per share for 2Q251
•
Diluted book value per common share of $18.43, an increase of $2.81 from $15.62 as of June 30, 2025
•
Portfolio net interest margin (NIM) of 3.66%, a decrease of 16 bps from 3.82% for 2Q25
➢
2Q25 NIM included higher levels of nonperforming loan cash receipts
➢
Consistently strong NIM levels have resulted from rate discipline on new loan production, with average loan coupons of 10.06% on loans produced over the last five quarters

Portfolio

•
Loan production of $672.6 million decreased from $725.4 million in 2Q25
➢
Total unit production increased 3.3% year over year, offset by a lower average loan balance of $399 thousand compared to $445 thousand in 2Q25
•
Nonperforming loans (NPL) as a percentage of Held for Investment (HFI) loans was 9.6%, a decrease from 10.3% as of June 30, 2025
•
NPL resolutions totaled $90.5 million in UPB
➢
Net gains of 102.7% or $2.5 million
➢
Total NPL recoveries of 107.7% or $6.9 million of UPB resolved including accrued interest received

Liquidity and Capitalization

•
Completed VCC 2026-2 securitization with $398.5 million of securities issued
•
Completed VCC 2026-MC2 securitization generating net proceeds of $11.2 million
•
Liquidity of $240.0 million, consisting of $76.1 million in unrestricted cash and $163.9 million in available borrowings from unpledged loans. $50.3 million in restricted cash was released in July 2026.
•
Total available warehouse line capacity of $661.8 million

1 Core net income and core diluted EPS are non-GAAP financial measures. Non-GAAP core adjustments include stock-based compensation expenses, costs related to the Company’s employee stock purchase plan and due diligence and advisory fees. See “Non-GAAP Financial Measures” and “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release for more information regarding the use of non-GAAP measures.

Westlake Village, CA – August 5, 2026 – Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company), a leader in business purpose loans, reported net income of $25.2 million and core net income of $27.9 million for 2Q26, compared to $26.0 million and $27.5 million, respectively, for 2Q25. Earnings and core earnings per diluted share were $0.64 and $0.71 for 2Q26, compared to $0.69 and $0.73, respectively, for 2Q25.

“Velocity continued to deliver impressive earnings in the second quarter of 2026” said Chris Farrar, President and CEO. “Velocity's second quarter 2026 results were driven by higher portfolio net interest income and noninterest income from our growing portfolio and new production volume. Financing demand remained strong during the quarter, in both the traditional commercial and 1-4 family residential rental property markets, as investors continued to see considerable value in smaller commercial properties. We remain confident in Velocity’s long-term growth prospects and our ability to sustain profitable market share growth.”

Operating Results

Key Performance Indicators2

	Three Months Ended June 30,
	2026		2025		$ Variance	% Variance
	($ in thousands, except per share amounts)
Income before income tax	$35,235		$33,922		$1,313	3.9%
Net income	$25,163		$25,997		$(834)	(3.2)%
Diluted earnings per share	$0.64		$0.69		$(0.05)	(7.2)%
Core income before income tax	$38,415		$35,777		$2,638	7.4%
Core net income	$27,853		$27,470		$383	1.4%
Core diluted earnings per share	$0.71		$0.73		$(0.02)	(2.9)%
Net interest margin — portfolio related	3.66%	(1)	3.82%	(1)	(0.17)%	(4.4)%
Net interest margin — total company	2.82%	(1)	3.39%	(1)	(0.57)%	(16.7)%
Operating expense ratio	28.7%		29.6%		(0.9)%	(3.0)%
Average common equity	$704,138		$588,814		$115,324	19.6%
Pre-tax return on average equity	20.0%	(1)	23.0%	(1)	(3.0)%	(13.1)%
Core pre-tax return on average equity	21.8%	(1)	24.3%	(1)	(2.5)%	(10.2)%
(1) Annualized

Condensed Results of Operations

	Three Months Ended June 30,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Net interest income	$48,890	$47,586	$1,304	2.7%
Provision for credit losses	980	1,598	(618)	(38.7)%
Net interest income after provision	47,910	45,988	1,922	4.2%
Other operating income	47,078	39,847	7,231	18.1%
Net revenue	94,988	85,835	9,153	10.7%
Operating expenses	59,753	51,913	7,840	15.1%
Income before income taxes	35,235	33,922	1,313	3.9%
Income tax expense	9,501	7,752	1,749	22.6%
Net income	25,734	26,170	(436)	(1.7)%
Net income attributable to noncontrolling interest	571	173	398	230.1%
Net income attributable to Velocity Financial, Inc.	$25,163	$25,997	$(834)	(3.2)%

2 Core income before income tax, core net income, core diluted EPS and core pre-tax return on average equity are non-GAAP measures. Please see “Non-GAAP Financial Measures” and “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release.

•
Net interest income after provision for credit losses was $47.9 million, an increase of 4.2% from $46.0 million for 2Q25
➢
Driven by strong portfolio growth and recoveries of interest income from NPLs by our asset management team
•
Other operating income was $47.1 million, an increase from $39.8 million for 2Q25
➢
Driven primarily by net unrealized gain on fair value instruments and origination fee income
•
Net revenue was $95.0 million, an increase of 10.7% from $85.8 million for 2Q25
➢
Resulting from continued strong production-driven portfolio net interest income growth and fair value gains
•
Operating expenses totaled $59.8 million, an increase of 15.1% from 2Q25
➢
Compensation expense totaled $25.5 million, compared to $22.6 million for 2Q25, as headcount increased to support future planned growth
➢
Loan servicing expense totaled $15.7 million, compared to $8.2 million for 2Q25, driven mainly by the $6.0 million of recoverable protective advances that we elected to transfer into the 2026-MC2 Trust in June 2026
➢
Real estate owned, net increased to $6.7 million from $3.3 million for 2Q25, primarily due to the increase in REOs combined with higher valuation adjustments
➢
Securitization expense decreased to $4.7 million from the issuance of two securitizations during the quarter, compared to costs of $11.5 million for four securitizations during 2Q25

Loan Portfolio

	June 30,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Total Loans Outstanding:
Investor 1-4	$3,184,378	$2,951,750	$232,628	7.9%
Retail	803,952	569,053	234,899	41.3%
Mixed use	763,371	632,372	130,999	20.7%
Office	658,180	459,036	199,144	43.4%
Warehouse	525,597	392,734	132,863	33.8%
Multifamily	490,402	422,603	67,799	16.0%
Other(1)	560,011	432,105	127,906	29.6%
Total loans	$6,985,891	$5,859,653	$1,126,238	19.2%
(1) All other properties individually comprised less than 5.0% of the total unpaid principal balance

Key Loan Portfolio Metrics (1):
Loan count	18,219	14,854	3,365	22.7%
Loan-to-value	64.6%	65.8%	(1.2)%	(1.8)%
Coupon	9.74%	9.70%	0.04%	0.4%
Total portfolio yield	9.29%	9.65%	(0.36)%	(3.7)%
Portfolio cost of debt	6.09%	6.24%	(0.15)%	(2.5)%
(1) Weighted averages, except for loan count
•
Total loan portfolio was $7.0 billion in UPB as of June 30, 2026, an increase of 19.2% from $5.9 billion as of June 30, 2025
➢
Driven by healthy growth across all types of collateral securing our loans

➢
Loan prepayments totaled $250.2 million in UPB, an increase of 6.5% from $235.0 million for 1Q26, and 12.0% from $223.4 million for 2Q25
•
UPB of HFI FVO loans was $5.2 billion, or 74.1% of total HFI loans, as of June 30, 2026, an increase from $3.6 billion, or 62.3% as of June 30, 2025
•
Weighted average portfolio loan-to-value ratio was 64.6% as of June 30, 2026, down from 65.8% as of June 30, 2025, and slightly below the five-quarter trailing average of 64.7%
•
Weighted average total portfolio yield was 9.29%, a decrease of 36 bps from 2Q25, primarily driven by higher cash receipts in 2Q25 from nonperforming loans
•
Portfolio-related debt cost was 6.09%, a decrease of 15 bps from 2Q25, driven by lower rates of securitized debt

Loan Production Volumes

	Three Months Ended June 30,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Originations Including Advances:
Traditional commercial	$337,606	$350,495	(12,889)	(3.7)%
Investor 1-4 rental	232,292	284,885	$(52,593)	(18.5)%
Government insured multifamily	86,258	40,922	45,336	110.8%
Short-term	16,421	49,085	(32,664)	(66.5)%
Total	$672,577	$725,387	$(52,810)	(7.3)%
•
Loan production totaled $672.6 million, including construction loan advances of $4.2 million, a decrease from $725.4 million for 2Q25
➢
2Q26 production volume was driven by healthy demand for our traditional commercial product
➢
Weighted average coupon on 2Q26 HFI loan production was 9.99%, a decrease of 48 bps from 10.47% for 2Q25 mirroring a similar reduction in shorter term interest rates
•
Government-insured multifamily loans are originated by our capital-light subsidiary Century Health & Housing Capital and the related GNMA securities are sold to investors for cash gains shortly after closing

Total HFI Portfolio Credit Performance

	Three Months Ended June 30,
	2026	2025	Variance	% Variance
	($ in thousands)
Key Nonperforming Loans Metrics:
Nonperforming loans UPB	$673,335	$601,757	$71,578	11.9%
Total UPB	$6,985,891	$5,859,653	$1,126,238	19.2%
Nonperforming loans UPB / Total UPB	9.6%	10.3%	(0.6)%	(6.1)%
•
NPLs totaled $673.3 million in UPB as of June 30, 2026, or 9.6% of total HFI loans, compared to $601.8 million and 10.3% as of June 30, 2025

CECL Portfolio Credit Performance

	Three Months Ended June 30,
	2026		2025		Variance	% Variance
	($ in thousands)
Allowance for Credit Losses:
Beginning balance	$4,860		$5,017		$(157)	(3.1)%
Provision for credit losses	980		1,598		(618)	(38.7)%
Charge-offs	(738)		(1,733)		995	(57.4)%
Ending balance	$5,102		$4,882		$220	4.5%
Total UPB subject to CECL	$1,810,757		$2,210,304		$(399,547)	(18.1)%
Nonperforming loans UPB subject to CECL	$178,986		$283,227		$(104,241)	(36.8)%
Nonperforming loans UPB subject to CECL / Total UPB subject to CECL	9.9%		12.8%		(2.9)%	(22.9)%
Allowance for credit losses / Total UPB subject to CECL	0.28%		0.22%		0.06%	27.6%
Charge-offs / Total UPB subject to CECL	0.16%	(1)	0.31%	(1)	(0.15)%	(48.0)%
(1) Annualized
•
Charge-offs for 2Q26 totaled $0.7 million, compared to $1.7 million for 2Q25
➢
The trailing five-quarter charge-offs average was $1.3 million
•
Credit loss reserve totaled $5.1 million as of June 30, 2026, an increase of 4.5% from $4.9 million as of June 30, 2025
➢
Provision for credit losses and charge-offs decreased due to our decreasing loan portfolio subject to credit loss reserve
➢
CECL reserve rate of 0.28% (CECL reserve as % of HFI loans at amortized cost) was slightly higher than the recent five-quarter average rate of 0.24%

Real Estate Owned

	Three Months Ended June 30,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Gain (loss) on new REO:
Gain on transfer to REO - amortized cost loans	$1,025	$2,169	$(1,144)	(52.7)%
Valuation gain on transfer to REO - fair value loans	4,364	4,884	(520)	(10.6)%
Total gain on new REO	$5,389	$7,053	$(1,664)	(23.6)%

	Three Months Ended March 31,
	2026	2025	$ Variance	% Variance
	($ in thousands)
Gain (loss) on existing REO:
REO valuation loss, net	$(3,635)	$(2,150)	$(1,485)	69.1%
Gain on sale of REO	633	790	(157)	(19.9)%
Total loss on existing REO	$(3,002)	$(1,360)	$(1,642)	120.7%
•
Total gain on new REO decreased to $5.4 million from $7.1 million for 2Q25, driven by lower gain on transfer to REO and valuation gain
•
Total loss on existing REO was $3.0 million, compared to $1.4 million for 2Q25, driven by higher valuation loss

Nonperforming loans (NPLs) Resolution

	Three Months Ended June 30, 2026
Total Nonperforming Loans	UPB	Default Interest	Prepayment Penalty	Net Gain	Regular Accrued Interest	Servicing Advances Write-Offs	Total Recovered
	($ in thousands)
Resolved — loans paid off	$38,257	$1,255	$633	$1,888	$3,232	$(1,135)	$3,985
Resolved — loans paid current	52,219	543	24	567	2,375	(1)	2,941
Total resolutions	$90,476	$1,798	$657	$2,455	$5,607	$(1,136)	$6,926
Recovery rate				102.7%			107.7%

	Three Months Ended June 30, 2025
Total Nonperforming Loans	UPB	Default Interest	Prepayment Penalty	Net Gain	Regular Accrued Interest	Servicing Advances Write-Offs	Total Recovered
	($ in thousands)
Resolved — loans paid off	$41,183	$1,541	$908	$2,449	$3,909	$(410)	$5,948
Resolved — loans paid current	49,166	394	—	394	2,474	(69)	2,799
Total resolutions	$90,349	$1,935	$908	$2,843	$6,383	$(479)	$8,747
Recovery rate				103.1%			109.7%
•
NPLs resolution totaled $90.5 million in UPB, compared to $90.3 million for 2Q25, and was above the recent five-quarter average of $84.7 million
•
Total NPL recovery rate was 107.7% or $6.9 million of UPB resolved compared to 109.7% or $8.7 million for 2Q25. Total NPL recovery rate was below the recent five-quarter average of 108.5% in UPB resolved

Velocity’s executive management team will host a conference call and webcast on August 5, 2026, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to review Velocity’s 2Q26 financial results.

Investors and Media:

Chris Oltmann

(818) 532-3708

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website: https://www.velfinance.com/events-and-presentations. To listen to the webcast, please visit Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial in 15 minutes prior to the start time to allow for wait time to access the conference call. The live conference call will be accessible by dialing 1-646-307-1963 in the U.S. and Canada and for international callers. Callers should use the conference ID/Passcode 5566224 to join the call.

A replay of the call will be available through midnight on August 31, 2026, and can be accessed by dialing 1-800-770-2030 in the U.S and Canada. The passcode for the replay is 5566224. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business purpose loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 22 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income, core income before income tax, core pre-tax return on average equity and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs, costs incurred from activities that are not normal recurring operating expenses, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP. Non-GAAP core income before income tax is core net income before deducting income taxes. Non-GAAP core pre-tax return on average equity is core income before income tax divided by our average shareholders’ equity.

We have included non-GAAP core net income, non-GAAP core income before income tax, non-GAAP core pre-tax return on average equity and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income, non-GAAP core income before income tax, non-GAAP core pre-tax return on average equity and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Net Income, please refer to the section of this press release below titled “Non-GAAP Financial Measure Reconciliations to GAAP Measures” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) changes in federal government fiscal and monetary policies, (2) general economic and real estate market conditions, including the risk of recession, (3) regulatory and/or legislative changes, (4) our customers’ continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) geopolitical conflicts.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Cash, cash equivalents, and restricted cash	$245,203	$249,237
Total loans, net	7,283,561	6,758,131
Accrued interest and receivables	211,295	202,477
Real estate owned, net	142,085	118,289
Other assets	80,986	53,379
Total assets	$7,963,130	$7,381,513

LIABILITIES
Accounts payable and accrued expenses	$186,020	$168,314
Secured financing, net	73,427	286,679
Unsecured senior notes, net	486,170	—
Securitized debt, at amortized cost	1,570,782	1,705,589
Securitized debt, at fair value	4,609,891	4,236,737
Warehouse and repurchase facilities, net	311,676	308,506
Total liabilities	7,237,966	6,705,825
Commitments and contingencies

EQUITY
Stockholders' equity	721,537	672,535
Noncontrolling interest in subsidiary	3,627	3,153
Total equity	725,164	675,688
Total liabilities and equity	$7,963,130	$7,381,513

Diluted book value per share	$18.43	$17.19
Diluted shares at period end	39,346	39,297

Velocity Financial, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Interest income	$160,986	$153,080	$135,567
Interest expense — portfolio related	97,627	94,027	81,838
Net interest income — portfolio related	63,359	59,053	53,729
Interest expense — corporate debt	14,469	15,133	6,143
Net interest income	48,890	43,920	47,586
Provision for credit losses	980	1,661	1,598
Net interest income after provision for credit losses	47,910	42,259	45,988
Other operating income
Unrealized gain on fair value loans	24,483	1,039	29,906
Unrealized gain (loss) on fair value securitized debt	2,297	26,254	(7,584)
Origination fee income	12,154	7,970	8,936
Other income	8,144	7,694	8,589
Total other operating income	47,078	42,957	39,847
Operating expenses
Compensation and employee benefits	25,514	23,520	22,605
Loan servicing	15,685	8,563	8,205
Real estate owned, net	6,723	6,862	3,298
Securitization expenses	4,669	5,285	11,521
Other operating expenses	7,162	10,109	6,284
Total operating expenses	59,753	54,339	51,913
Income before income taxes	35,235	30,877	33,922
Income tax expense	9,501	8,578	7,752
Net income	25,734	22,299	26,170
Net income (loss) attributable to noncontrolling interest	571	(64)	173
Net income attributable to Velocity Financial, Inc.	25,163	22,363	25,997
Less undistributed earnings attributable to unvested restricted stock awards	341	312	286
Net earnings attributable to common stockholders	$24,822	$22,051	$25,711
Earnings per common share:
Basic	$0.64	$0.57	$0.69
Diluted	$0.64	$0.57	$0.69
Weighted average common shares outstanding:
Basic	38,730	38,626	37,194
Diluted	39,304	39,174	37,790

Velocity Financial, Inc.

Net Interest Margin - Portfolio Related and Total Company

($ in thousands)

	Three Months Ended June 30,
	2026			2025
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Loan Portfolio:
Loans held for sale	$14,159			$12,677
Loans held for investment	6,917,546			5,608,086
Total loans	$6,931,705	$160,986	9.29%	$5,620,763	$135,567	9.65%

Debt:
Warehouse facilities	$201,023	$4,054	8.07%	$413,441	$8,254	7.99%
Securitized debt	6,214,837	93,573	6.02%	4,832,358	73,584	6.09%
Total debt — portfolio related	6,415,860	97,627	6.09%	5,245,799	81,838	6.24%
Corporate — Secured debt	75,000	2,004	10.69%	290,000	6,143	8.47%
Corporate — Unsecured debt	500,000	12,465	9.97%	—	—	—%
Total debt	$6,990,860	$112,096	6.41%	$5,535,799	$87,981	6.36%

Net interest spread — portfolio related (2)			3.20%			3.41%
Net interest margin — portfolio related			3.66%			3.82%

Net interest spread — total company (3)			2.88%			3.29%
Net interest margin — total company			2.82%			3.39%
(1)
Annualized
(2)
Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt
(3)
Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt

Velocity Financial, Inc.

Non-GAAP Financial Measure Reconciliations to GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2026	2025
Income before income tax	$35,235	$33,922
Equity award & ESPP expenses	3,079	2,028
Potential M&A due diligence	672	—
Net income loss attributable to noncontrolling interest	571	173
Core income before income tax	$38,415	$35,777

Average common equity	$704,138	$588,814
Pre-tax return on average equity	20.0%	23.0%
Tax effect of equity award & ESPP expenses	1.7%	1.4%
Tax effect of potential M&A due diligence	0.4%	0.0%
Tax effect of net income loss attributable to noncontrolling interest	0.3%	0.1%
Core pre-tax return on average equity	21.8%	24.3%

	Three Months Ended June 30,
	2026	2025
Net income	$25,163	$25,997
Equity award & ESPP expenses	2,208	1,473
Due diligence and advisory fees	482	—
Core net income	$27,853	$27,470

Diluted weighted average common shares outstanding	39,304	37,790
Core diluted earnings per share	$0.71	$0.73